148892.1

              SEVENTH AMENDMENT TO LOAN AGREEMENT
                       AND LOAN DOCUMENTS



      This Seventh Amendment to Loan Agreement and Loan Documents (the "Agreement") is among LANCER CORPORATION, a Texas corporation (the "Borrower"), LANCER INTERNATIONAL SALES, INC., a Texas corporation ("Lancer International") and FIRST INTERSTATE BANK OF TEXAS, N.A. (the "Lender").


                        R E C I T A L S


      WHEREAS, the Borrower and the Lender entered into a Loan Agreement dated July 24, 1991 (the "Original Loan Agreement"), the terms and provisions of which Original Loan Agreement are incorporated in this Agreement by this reference for all purposes;

      WHEREAS, the Borrower and the Lender amended the Original Loan Agreement in an Amendment to Loan Agreement and Loan Documents (the "First Amendment") dated effective May 15, 1992, in a Second Amendment to Loan Agreement and Loan Documents dated effective May 15, 1993 (the "Second Amendment"), in a Third Amendment to Loan Agreement and Loan Documents dated effective April 8, 1994 (the "Third Amendment"), in a Fourth Amendment to Loan Agreement and Loan Documents dated effective July 29, 1994 (the "Fourth Amendment"), in a Fifth Amendment to Loan Agreement and Loan Documents dated effective November 8, 1994 (the "Fifth Amendment") and most recently in a Sixth Amendment to Loan Agreement and Loan Documents dated effective June 30, 1995 (the "Sixth Amendment") the terms and provisions of which First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment are incorporated into this Agreement by this reference for all purposes (all subsequent references to the Original Loan Agreement, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and this Agreement being collectively referred to herein as the "Loan Agreement");

      WHEREAS, the Loan Agreement concerns all of the Loans from the Lender to the Borrower, including specifically, an existing
Revolving Note in the principal sum of $8,000,000.00;

      WHEREAS, the Loans are secured by the Collateral described in the Loan Documents, which Loan Documents include, without limitation, a Security Agreement dated July 24, 1991, executed by the Borrower in favor of the Lender, which covers, in part, the Borrower's Inventory and Accounts, and a Security Agreement dated effective May 15, 1992, executed by Lancer International in favor of the Lender, which covers, in part, Lancer International's Inventory and Accounts;

      WHEREAS, the Borrower has requested that the Lender renew and extend the Revolving Note and increase the Revolving Note to $10,000,000.00, all in accordance with the terms stated in this Agreement;

     WHEREAS, the Borrower and the Lender desire, as evidenced by this Agreement, to make certain amendments to the Loan Agreement and to ratify the continued force and effect of the Loan
Documents;

       NOW, THEREFORE, in consideration of the financial accommodations extended to the Borrower by the Lender and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the undersigned, the Borrower, the Subsidiaries and the Lender agree as follows:

     1. The first sentence of Section 1.1 of the Original Loan Agreement is restated as follows:

                1.1. Description of the Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties made by the Borrower, the Lender agrees (a) to make available to the Borrower (i) a $10,000.000.00 revolving credit as evidenced by a revolving promissory note (the "Revolving Note") in substantially the form attached hereto as Exhibit "A" and (ii) a $2,000,000.00 term credit as evidenced by a promissory note (the "Term Note") in the form attached hereto as Exhibit "E", and
          (b) to make available to Nueva Distribuidora Lancermex S.A. de C.V. a $2,500,000.00 term credit as evidenced by a promissory note (the "Lancermex Note") in substantially the form attached hereto as Exhibit "F".

     2.         The  following Section 1.2. of the Original  Loan
          Agreement is restated as follows:

                1.2. Borrowing Base under the Revolving Note. Advances on the Revolving Note will be limited to an amount equal to the lesser of (a) the sum of (i) eighty percent (80%) of the Borrower's Eligible Accounts and
          (ii) thirty percent (30%) of the Borrower's Inventory, or (b) $10,000,000.00 (the "Borrowing Base"); provided, however, for purposes of calculating the Borrowing Base the amount drawn on the Borrower's Inventory shall not exceed $5,000,000.00 and the amount attributable to foreign Accounts shall not exceed $2,500,000.00. As used in the prior sentence, the term "Eligible Accounts" shall mean all Accounts, except for Accounts owed by Subsidiaries or Affiliates of the Borrower, contra Accounts, those which remain unpaid after ninety
          (90) days from the date of invoice, those owed by any Account Debtor if more than twenty-five percent (25%) of such Account Debtor's Account remains unpaid after ninety (90) days from the date of invoice, those owed by any Account Debtor other than Coca-Cola to the extent such Account Debtor's Account exceeds ten percent (10%) of all Accounts, those of the U.S. government and its agencies which are subject to the
          Assignment of Claims Act, those from any foreign Account Debtor to the extent such foreign Account Debtor's Account exceeds $1,200,000.00, and those from foreign Account Debtors that are not Coca-Cola bottlers or entities in which Coca-Cola has at least a twenty-five percent (25%) ownership stake, excluding from this last exception only those foreign Account Debtors whose Accounts are secured by letters of credit acceptable to the Lender and those insured under the First Interstate Foreign Assurance Export Program or other comparable program approved in advance and in writing by the Lender. Upon request by the Lender, and in any event within forty-five (45) days after the end of each calendar month, the Borrower shall furnish the Lender with a Borrowing Base Certificate substantially in the form of Exhibit "B". The Lender may determine and redetermine the Borrowing Base as often as daily. Each determination of the Borrowing Base shall be made by the Lender in its sole discretion and as a matter of its own judgment.

     3. The Borrower reaffirms the representations and warranties contained in Section 3 of the Loan Agreement and confirms that said representations and warranties are true and correct as of the effective date of this Agreement.

     4. Section 5.10 of the Original Loan Agreement is restated as follows:

                 5.10. Capital Expenditures: Make capital expenditures in excess of $4,000,000.00 in any calendar year, net after deducting the cash proceeds received by the Borrower from sales of capital equipment during the same calendar year.

     5. Pursuant to Sections 5.1 and 5.2 of the Loan Agreement, the Lender grants its consent to the Borrower's incurring (i) up to $3,000,000.00 of purchase money financing for equipment or fixtures, (ii) long term indebtedness secured solely by the Borrower's real estate and (iii) existing CIT equipment financing and the associated liens securing said CIT indebtedness.

     6.        Subpart (a) under Section 6.1 of the Original Loan
          Agreement is restated as follows:

               (a)  The Borrower or Nueva Distribuidora Lancermex
          S.A. de C.V. fail to pay any principal of or interest on the Loans or any fee or any other obligation hereunder as and when due;

     7. The Loan Documents secure, in addition to the Revolving Note, the Term Note described in this Agreement. However, the Lender specifically agrees that except for the Borrower's Guaranty Agreement concerning the Lancermex Note, the Lancermex
          Note is unsecured.

     8. Lancer International and Lancer Limited join in the execution of this Agreement to evidence their consent to the terms hereof and their ratification of their obligation to guarantee repayment of the Revolving Note executed by the Borrower, pursuant to separate Guaranty Agreements dated June 30, 1995.

     9. The Borrower ratifies, affirms, acknowledges and agrees that the Loan Documents, and each and every document and instrument which secures payment of the Loans, represent the valid, enforceable, and collectible obligations of the parties thereto and further acknowledge that there are no existing claims, defenses, whether personal or otherwise, or rights of set-off whatsoever with respect to any of the instruments or documents described specifically or by reference in this Agreement, and the Borrower further acknowledges and represents that no event has occurred and no condition exists which would constitute a Default under the Loan Agreement either with or without notice or lapse of time.

     10. The Loan Documents and all other documents and instruments executed in connection with the Loans shall be governed and construed according to the laws of the State of Texas from time to time in effect, except to the extent United States federal law preempts Texas law.

     11. This Agreement shall be binding upon and inure to the benefit of the Lender, the Borrower and the Subsidiaries and their respective heirs, successors and assigns.

     12. Agreement for Binding Arbitration. The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A., which is incorporated by reference herein and is acknowledged as received by the parties, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of either party.

      EXECUTED in multiple counterparts effective as of August 1,
1995.
                              LANCER CORPORATION, a Texas
                              corporation
                              By:    John P. Herbots
                              Name:  John P. Herbots
                              Title: Vice President Finance


                              LANCER INTERNATIONAL SALES, INC.,
                              a Texas corporation
                              By:    John P. Herbots
                              Name:  John P. Herbots
                              Title: Vice President Finance


                              LANCER LIMITED
                              By:    George F. Schroeder
                              Name:  George F. Schroeder
                              Title: President


                              FIRST  INTERSTATE  BANK  OF  TEXAS,
                              N.A.
                              By:    Scott Adams
                              Name:  Scott Adams
                              Title: Asst. Vice President

1093-39
                          EXHIBIT "A"

                   REVOLVING PROMISSORY NOTE


$10,000,000.00                                     August 1, 1995

      For value received, LANCER CORPORATION, a Texas corporation (the "Makers," whether one or more), promise to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association (the "Payee"), at 700 N. St. Mary's Street, Suite 300, San Antonio, Bexar County, Texas 78205, or such other location as the Payee designates to the Makers in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or the outstanding principal amount advanced hereunder, whichever is less, in legal and lawful money of the United States of America, with interest thereon as hereinafter specified.

TERMS OF PAYMENT:

      Interest only shall be due and payable in installments commencing on August 15, 1995, and continuing regularly thereafter on the same day of each calendar month until June 15, 1996 (the "Maturity Date"), when the entire amount of this Note, principal and interest then remaining unpaid, shall be due and payable.

      The principal sum of this Note represents a revolving credit, all or any part of which may be advanced to the Makers, repaid by the Makers and re-advanced to the Makers, without the necessity for the execution of any other instruments, at any time prior to the earlier of (i) the date on which demand for payment is made hereunder or (ii) the Maturity Date; provided, however that the unpaid principal balance of this Note shall never exceed the sum of $10,000,000.00. All advances and all payments made on account of this Note shall be recorded by the Payee, whose records shall be deemed correct absent manifest error. In no event shall the provisions of Article 5069-15.01, et seq., Vernon's Texas Civil Statutes, 1925, as amended (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to the loan evidenced by this Note.

PAYMENT ON NON-BUSINESS DAYS:

      If any payment hereunder falls due on a Saturday, Sunday or public holiday on which commercial banks in San Antonio, Texas are permitted or required by law to be closed, the time for such payment shall be extended to the next day on which the Payee is open for business, and such extension of time shall be included in the calculation of interest accruing and payable hereunder.

RATE OF INTEREST:

     From the date hereof until maturity, interest (calculated on the basis of a year of 360 days for the actual number of days elapsed) shall accrue on the unpaid principal balance of the Note at a rate (or rates) per annum equal to (a) the Prime Rate; or
(b) a fixed rate equal to the sum of (i) the average of London Interbank Offered Rates (LIBOR) quoted for deposits with a maturity corresponding to the pertinent Interest Period under the title "Money Rates" in The Wall Street Journal issue published on (or closest to) the date of the rate of interest on this Note is to be determined, plus (ii) 1.75% ("Adjusted LIBOR"). Each determination of the Prime Rate and Adjusted LIBOR made by the Payee in accordance with this Note shall be conclusive except in the case of manifest error. After maturity (whether by acceleration or otherwise) until paid, interest shall accrue on the matured principal and accrued, but unpaid, interest on this Note at a rate per annum equal to the Maximum Lawful Rate.

      Each  advance  requested  under  this  Note  (the  "Advance
Request") shall include the following information:

          1.   the amount of the Advance Request;

          2. the Makers' interest rate choice (Prime Rate or Adjusted LIBOR) and, if the choice is Adjusted LIBOR, the Interest Period (hereinafter defined); and

          3.    any  other  information required under  the  Loan
          Agreement (hereinafter defined).

As used herein, the term "Interest Period" shall mean a one month, two month or three month period chosen by the Makers and specified in each Advance Request. Each Advance Request shall be made by telephone or in writing not later than 12:00 Noon, local time, San Antonio, Texas, on the date the Makers desire for funds to be advanced under this Note. In the event the Advance Request is made by telephone, written confirmation of such Advance Request will be sent to the Payee within five (5) business days following such Advance Request.

      If the Makers make no interest rate choice with any Advance Request, the Makers shall be deemed to have made an Advance Request at the Prime Rate until such time as a new Advance Request is made (or this Note matures). The Makers and the Payee contemplate that different rate options may be in effect simultaneously under this Note.

      Any Advance Request for an Adjusted LIBOR rate of interest shall be subject to the following special provisions:

          (a) The Adjusted LIBOR rate of interest shall commence on the date the requested funds are advanced and shall remain in effect for the Interest Period specified in the pertinent Advance Request, or until this Note matures, whichever is earlier;

          (b) If any Interest Period would otherwise expire on a day which is not a banking day in San Antonio, London and New York City ("Business Day"), such Interest Period shall expire on the next succeeding Business Day;

          (c) No Interest Period shall extend beyond the Maturity Date; and

          (d) No more than eight Interest Periods shall be in existence under this Note at any one time.

      As used herein, the term "Prime Rate," shall mean that rate of interest equal on any given day to the rate of interest most recently established by the Payee as its prime rate and entered as such in its records, whether or not such rate is otherwise published. The Prime Rate will automatically fluctuate upward and downward, without special notice to the Makers or any other person. THE PRIME RATE MAY NOT BE THE BEST OR LOWEST RATE OR A FAVORED RATE OF INTEREST, AND ANY REPRESENTATION OR WARRANTY IN THAT REGARD IS EXPRESSLY DISCLAIMED.

      As used herein, the term "Maximum Lawful Rate" shall mean the greater of (i) the highest non-usurious rate of interest permitted by applicable United States law, or (ii) a rate per annum equal to the indicated rate ceiling determined weekly in accordance with the computation specified in Article 5069-1.04, Vernon's Texas Civil Statutes, 1925, as amended, as such indicated rate ceiling is in effect from time to time, but in no event greater than twenty-eight percent (28%) per annum. Unless precluded by law, changes in the Maximum Lawful Rate created by statute or governmental action during the term of this Note shall be immediately applicable to this Note on the effective date of such changes. In the event that no Maximum Lawful Rate exists, then the term "Maximum Lawful Rate" shall be deemed to mean a rate per annum equal to the Prime Rate, plus five percent (5.00%).

      Notwithstanding the foregoing, if, at any time, the rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) exceeds the Maximum Lawful Rate, the rate of interest to accrue on this Note shall be limited to the Maximum Lawful Rate, but any subsequent reductions in such rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) shall not reduce the rate of interest to accrue on this Note below the Maximum Lawful Rate until the total amount of interest which would have accrued if a varying rate per annum equal to the rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) had at all times been in effect.

PREPAYMENT:

      Except for those portions of the Note bearing interest at Adjusted LIBOR (which may not be voluntarily prepaid until the end of the pertinent Interest Period), the Makers reserve the right to prepay this Note in any amount at any time prior to maturity without penalty. Interest shall be calculated on the unpaid principal to the date of any prepayment and any such prepayment shall be applied first toward the payment of accrued interest and next to the principal installments of this Note in the inverse order of maturity.

SECURITY FOR PAYMENT:

      Payment of this Note is secured by, and this Note is entitled to the benefits of, all security agreements, assignments, deeds of trust, mortgages and lien instruments executed by the Makers (or any of them), or other similar instruments, guaranties, endorsements or other agreements, executed by any other person or entity (the "Collateral Agreements," whether one or more) to secure, guarantee or otherwise provide for the payment hereof, in favor of or for the benefit of the Payee, including any previously executed and any now or hereafter executed. Without limiting the foregoing, the Collateral Agreements include a Security Agreement dated July 24, 1991, executed by the Makers, as debtors, for the benefit of the Payee, as secured party.

USE OF PROCEEDS:

      This Note represents funds advanced and to be advanced to the Makers at the Makers' special instance and request to finance working capital requirements, the receipt of a portion of which is hereby acknowledged. This Note is given pursuant to the terms of a Loan Agreement dated July 24, 1991, as most recently amended by a Seventh Amendment to Loan Agreement and Loan Documents dated of even date herewith between the Makers and the Payee.

REPRESENTATIONS AND WARRANTIES:

     LANCER CORPORATION, a Texas corporation expressly represents and warrants to the Payee that it is a corporation duly organized and existing in good standing under the laws of the State of Texas; that it possesses full power and authority to conduct its business as now conducted and as presently proposed to be conducted; that the execution and delivery of this Note will not contravene any provisions of its articles of incorporation or by-laws; that the officer executing this Note is the legally elected, qualified and acting officer of said corporation and is expressly authorized to execute this Note by resolution of the board of directors of said corporation.

LIMITATION OF INTEREST:

      All agreements and transactions among the Makers and the Payee, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, late payment, prepayment, or otherwise, shall the amount of interest contracted for, charged or received by the Payee from the Makers for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the Maximum Lawful Rate, it particularly being the intention of the parties hereto to conform strictly to the applicable usury laws of the State of Texas (or applicable United States law to the extent that it permits the Payee to contract for, charge or receive a greater amount of interest than under Texas law). Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the Maximum Lawful Rate, shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the unrepaid indebtedness hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unrepaid indebtedness, such excess shall be refunded to the Makers. To the extent not prohibited by applicable law, determination of the Maximum Lawful Rate shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this loan, all interest at any time contracted for, charged or received from the Makers in connection with this loan, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

SUCCESSORS AND ASSIGNS:

       As used herein, the term "Payee" shall include the successors and assigns of the Payee and any subsequent owner and holder of this Note, and the term "Makers" shall include co-makers, endorsers, guarantors, sureties and their respective successors and assigns.

DEFAULT AND COLLECTION:

      It is expressly provided that, upon default in the punctual payment of this Note, or any part hereof, principal or interest, as the same shall become due and payable, or upon default in the performance of or compliance with any of the terms of any of the Collateral Agreements, or if the Payee deems the Payee insecure, either because the prospect of timely payment of this Note becomes impaired, or because the prospect of timely performance of any of the Collateral Agreements becomes impaired, at the option of the Payee, the entire indebtedness evidenced hereby shall be matured, and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Makers jointly and severally agree and promise to pay all reasonable attorney's fees, court costs and collection costs incurred by the Payee.

WAIVERS AND CONSENTS:

     Each of the Makers waives presentment for payment, notice of intent to accelerate, notice of acceleration, protest and notice of protest, dishonor and diligence in collecting and the bringing of suit against any other party, and agrees to all renewals, extensions, partial payments, releases and substitutions of security, in whole or in part, with or without notice, before or after maturity. The Payee may remedy any default, without waiving the same, or may waive any default without waiving any prior or subsequent default.

GOVERNING LAWS AND VENUE:

     This Note is governed by and is to be construed and enforced in accordance with the laws of the State of Texas and of the United States. The Makers agree and consent to the jurisdiction of the District Courts of Bexar County, Texas, and of the United States District Court for the Western District Texas (San Antonio Division) and acknowledge that such courts shall constitute proper and convenient forums for the resolution of any actions among the Makers and the Payee with respect to the subject matter hereof, and agree that such courts shall be the exclusive forums for the resolution of any actions among the Makers and the Payee with respect to the subject matter hereof.

AGREEMENT FOR BINDING ARBITRATION:

     The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A., which is incorporated by reference herein and is acknowledged as received by the parties, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of either party.


                              LANCER CORPORATION, a Texas
                              corporation


                              By:________________________________

                              Name:______________________________

                              Title:_____________________________


102621.1
                          EXHIBIT "B"

     BORROWING BASE CERTIFICATE


       The undersigned, the __________________ of LANCER CORPORATION, a Texas corporation (the "Borrower") hereby certifies pursuant to the Loan Agreement dated July 24, 1991, as amended by instruments dated effective May 15, 1992, May 15, 1993, April 8, 1994, July 29, 1994, November 8, 1994, June 30,
1995 and August 1, 1995, respectively, between the Borrower, Lancer International Sales, Inc. and FIRST INTERSTATE BANK OF TEXAS, N.A. (the "Lender"), that:

      (a) The representations and warranties contained in the Agreement are correct as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) No event has occurred and is continuing, or will result from any requested advance from the Lender, which constitutes a breach of the Agreement;

      (c)                           Cash Flow Coverage Ratio:     _____________
             (not less than 1.50);

      (d)                                    Working Capital:     $_____________
             (not less than $9,500,00.00);

      (e)                            Debt to Net Worth Ratio:     _____________
             (not greater than 1.30);

      (f)                                  Minimum Net Worth:     $_____________
             (not less than $21,000,000.00);

     (g)   The  total  amount  of  the  requested  advance   is   $______; and

       (h)   The  requested  funding  date  of  the  advance   is ____, 199__.

     Calculation of Borrowing Base:

                            Total                       Accounts:
$________________

                          Eligible                      Accounts:
$________________

          (i)  Eighty percent (80%) of
                                               Eligible Accounts:     $_________


     Inventory                                     $_____________

          (ii) Thirty percent (30%) of
             Inventory (not to
                                            exceed $5,000,000.00)     $______

     Borrowing Base (Sum of (i) and
     (ii):                                         $_____________

     Unpaid principal balance of Revolving Note:   $(___________)

     Amount Available:                             $_____________


     EXECUTED effective as of _________________, 199___.


                              LANCER CORPORATION,
                              a Texas corporation



                              By:________________________________

                              Name:______________________________

                              Title:_____________________________
                          EXHIBIT "F"

                        PROMISSORY NOTE


$2,500,000.00                                      August 1, 1995


      For value received, NUEVA DISTRIBUIDORA LANCERMEX S.A. de C.V. (the "Makers," whether one or more), unconditionally promise to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association (the "Payee"), at 700 N. St. Mary's, Suite 300, San Antonio, Bexar County, Texas 78205, or such other location as the Payee designates to the Makers in writing, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00), or the outstanding principal amount advanced hereunder, whichever is less, in legal and lawful money of the United States of America, with interest thereon as hereinafter specified.

TERMS OF PAYMENT:

      Interest only shall be due and payable in installments commencing on August 15, 1995, and continuing regularly thereafter on the same day of each calendar month through January 15, 1996; thereafter, principal and interest shall be due and payable in installments, commencing on February 15, 1996, and continuing regularly thereafter on the same day of each calendar month until January 15, 1999, when the entire amount of this Note, principal and interest then remaining unpaid, shall be due and payable. Interest shall be calculated on the unpaid principal to the date each installment is paid, and the payment made shall be credited to the discharge of the interest accrued, the reduction of principal, and other authorized charges, if any, in such manner and order as the Payee shall determine in its sole discretion.

     Commencing on February 15, 1996, unless and until changed as provided herein, each installment on this Note will be in the amount of $39,591.21. The installments may be adjusted from time to time by the Payee to reflect changes in the interest rate as provided herein, so that the installments shall at all times be not less than an amount which would fully pay the unpaid balance of this Note, both as to principal and interest, on a seven-year level amortization basis from January 15, 1996, with any unpaid balance of this Note being due and payable as provided herein.

PAYMENT ON NON-BUSINESS DAYS:

      If any payment hereunder falls due on a Saturday, Sunday or public holiday on which commercial banks in San Antonio, Texas are permitted or required by law to be closed, the time for such payment shall be extended to the next day on which the Payee is open for business, and such extension of time shall be included in the calculation of interest accruing and payable hereunder.

RATE OF INTEREST:

     From the date hereof until maturity, interest (calculated on the basis of a year of 360 days for the actual number of days elapsed) shall accrue on the unpaid principal balance of this Note at a rate per annum equal to the lesser of (i) the Prime Rate minus one-fourth of one percent (0.25%) or (ii) the Maximum Lawful Rate. After maturity (whether by acceleration or otherwise) until paid, interest shall accrue on the matured principal and accrued, but unpaid, interest on this Note at the Maximum Lawful Rate. The interest rate shall be adjusted concurrently with changes in the Prime Rate without notice to the Makers.

      As used herein, the term "Prime Rate," shall mean that rate of interest equal on any given day to the rate of interest most recently established by the Payee as its prime rate and entered as such in its records, whether or not such rate is otherwise published. The Prime Rate will automatically fluctuate upward and downward, without special notice to the Makers or any other person. THE PRIME RATE MAY NOT BE THE BEST OR LOWEST RATE OR A FAVORED RATE OF INTEREST, AND ANY REPRESENTATION OR WARRANTY IN THAT REGARD IS EXPRESSLY DISCLAIMED.

      As used herein, the term "Maximum Lawful Rate" shall mean the greater of (i) the highest non-usurious rate of interest permitted by applicable United States law, or (ii) a rate per annum equal to the indicated rate ceiling determined weekly in accordance with the computation specified in Article 5069-1.04, Vernon's Texas Civil Statutes, 1925, as amended, as such indicated rate ceiling is in effect from time to time, but in no event greater than twenty-eight percent (28%) per annum. Unless precluded by law, changes in the Maximum Lawful Rate created by statute or governmental action during the term of this Note shall be immediately applicable to this Note on the effective date of such changes. In the event that no Maximum Lawful Rate exists, then the term "Maximum Lawful Rate" shall be deemed to mean a rate per annum equal to the Prime Rate, plus five percent (5.00%).

      Notwithstanding the foregoing, if, at any time, the rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) exceeds the Maximum Lawful Rate, the rate of interest to accrue on this Note shall be limited to the Maximum Lawful Rate, but any subsequent reductions in such rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) shall not reduce the rate of interest to accrue on this Note below the Maximum Lawful Rate until the total amount of interest which would have accrued if a varying rate per annum equal to the rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) had at all times been in effect.

PREPAYMENT:

      The Makers reserve the right to prepay this Note in any amount at any time prior to maturity without penalty. Interest shall be calculated on the unpaid principal to the date of any prepayment and any such prepayment shall be applied first toward the payment of accrued interest and next to the principal installments of this Note in the inverse order of maturity.

USE OF PROCEEDS:

      This Note represents funds advanced to the Makers at the Makers' special instance and request and used in the payment of a portion of the purchase price and expansion of a maquila plant.

LIMITATION OF INTEREST:

      All agreements and transactions among the Makers and the Payee, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, late payment, prepayment, or otherwise, shall the amount of interest contracted for, charged or received by the Payee from the Makers for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the Maximum Lawful Rate, it particularly being the intention of the parties hereto to conform strictly to the applicable usury laws of the State of Texas (or applicable United States law to the extent that it permits the Payee to contract for, charge or receive a greater amount of interest than under Texas law). Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the Maximum Lawful Rate, shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the unrepaid indebtedness hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unrepaid indebtedness, such excess shall be refunded to the Makers. To the extent not prohibited by applicable law, determination of the Maximum Lawful Rate shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this loan, all interest at any time contracted for, charged or received from the Makers in connection with this loan, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

SUCCESSORS AND ASSIGNS:

       As used herein, the term "Payee" shall include the successors and assigns of the Payee and any subsequent owner and holder of this Note, and the term "Makers" shall include co-makers, endorsers, guarantors, sureties and their respective successors and assigns.

DEFAULT AND COLLECTION:

      It is expressly provided that, upon default in the punctual payment of this Note, or any part hereof, principal or interest, as the same shall become due and payable, or if the Payee deems the Payee insecure because the prospect of timely payment of this Note becomes impaired, at the option of the Payee, the entire indebtedness evidenced hereby shall be matured, and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Makers jointly and severally agree and promise to pay all reasonable attorney's fees, court costs and collection costs incurred by the Payee.

WAIVERS AND CONSENTS:

     Each of the Makers waives presentment for payment, notice of intent to accelerate, notice of acceleration, protest and notice of protest, dishonor and diligence in collecting and the bringing of suit against any other party, and agrees to all renewals, extensions, partial payments, releases and substitutions of security, in whole or in part, with or without notice, before or after maturity. The Payee may remedy any default, without waiving the same, or may waive any default without waiving any prior or subsequent default.

GOVERNING LAWS AND VENUE:

      This Note shall be governed by, and construed in accordance with, the laws of the State of Texas and the United States of America, without giving effect to the principles of choice of laws thereof; provided, however, that in connection with any legal action or proceeding (other than an action or proceeding to enforce a judgment obtained in another jurisdiction) brought by the Payee in any courts of Mexico or any political subdivision thereof, this Note shall be deemed to be an instrument made under the laws of Mexico and for such purposes shall be governed by, and construed in accordance with, the laws of Mexico, and if any provision of this Note is invalid, legally ineffective, or contrary to the laws of Mexico, it shall be excised and all other parts of this Note shall remain in effect and binding.

      The Makers hereby irrevocably submit to the jurisdiction of any competent court of the City of Piedras Negras, State of Coahulia, Mexico, or of the Federal District, Mexico, or of the United States District Court for the Western District of Texas (San Antonio Division), United States of America, or the District Courts of the State of Texas sitting in the County of Bexar, State of Texas, United States of America, as the Payee may elect, in any action or proceeding arising out of or relating to this Note, and the Makers hereby irrevocably agree that claims with respect to such action or proceeding may be held and determined in any of such courts. The Makers irrevocably waive, to the fullest extent permitted by law, any objection which the Makers may now or hereafter have to the laying of venue of any suit, action or proceeding with respect to this Note brought in any court aforementioned, and the Makers further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Makers hereby expressly waive all rights of any other jurisdiction which it may now or hereafter have by reason of its present or subsequent domiciles.

AGREEMENT FOR BINDING ARBITRATION:

     The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A., which is incorporated by reference herein and is acknowledged as received by the parties, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of either party.


      EXECUTED in San Antonio, Bexar County, Texas on the date first stated above.



                              NUEVA DISTRIBUIDORA LANCERMEX S.A.
                              de C.V.


                              By:________________________________

                              Name:______________________________

                              Title:_____________________________
146196.1